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PRESS RELEASE
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       deltathree Reports Profitable Fourth Quarter 2005 on Record Revenue

   Revenues Increased 46% Year-Over-Year and 28% Sequentially to $9.1 Million

New York, NY - February 15, 2006 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of VoIP hosted communications solutions for service providers and consumers worldwide, today announced financial results for the fourth quarter and full year 2005 ended December 31, 2005.

                         Fourth Quarter 2005 Highlights

o     deltathree achieved profitability for the first time in Company history.
o Revenues increased 46% year-over-year and 28% sequentially to a record $9.1 million.
o Revenues exceeded and EPS met management's stated guidance ranges for the fourth quarter.
o Company achieved record EBITDA positive results of $291,000 or $0.01 per share.
o     Gross margin of 37% for the year and 36% for the fourth quarter.
o Cash, cash equivalents and marketable securities increased $437,000 to $15.7 million.

Revenues for the fourth quarter of 2005 were a record $9.1 million, an increase of $2.9 million, or 46%, from the $6.2 million reported for the fourth quarter of 2004. In the sequential comparison, fourth quarter 2005 revenues increased $2.0 million or 28%, compared to revenues of $7.1 million reported for the third quarter ended September 30, 2005. For the full year 2005 period, deltathree reported total revenues of $29.7 million compared to $21.1 million in the full year 2004 period, an increase of $8.6 million or 41% year-over-year.

deltathree reported net income for the fourth quarter of 2005 of $22,000 or $0.00 per share. Fourth quarter 2005 net income reflects an improvement over the fourth quarter 2004 net loss of $601,000 or ($0.02) per share, and a net loss of $40,000 or $0.00 per share for the third quarter of 2005. For the full year 2005, deltathree reported a net loss of $854,000 or ($0.03) per share compared to a net loss of $3.2 million or ($0.11) per share for the full year 2004 period, a 74% improvement.

Gross margin for the fourth quarter of 2005 was 36% compared with a gross margin of 35% for the fourth quarter of 2004 and 38% in the sequential comparison. Full year 2005 gross margins were 37%, up from 35% for the full year 2004.

deltathree reported EBITDA (earnings before interest, taxes, depreciation and amortization) positive results for the fourth quarter of 2005 of $291,000 or $0.01 per share, compared to EBITDA of $12,000 or $0.00 per share in the fourth quarter of 2004. Full year 2005 EBITDA was $703,000 or $0.02 per share compared to an EBITDA loss of $713,000 or ($0.02) per share for full year 2004.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release. All EBITDA figures are exclusive of non-cash employee compensation charges.

As of December 31, 2005, deltathree held approximately $15.7 million in cash, cash equivalents and short-term investments, and had no outstanding debt. Cash, cash equivalents and short-term investments increased $437,000 during the fourth quarter compared to the $15.3 million held as of September 30, 2005.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, "deltathree achieved several significant milestones in the fourth quarter of 2005 as we generated record revenue and posted the first profitable quarter in the Company's history. Positive net income for the quarter was in line with our stated expectations while sequential revenue growth of 28% exceeded the high end of our guidance range. The stronger than expected top line growth was driven by the strength of our service provider and reseller division. Increased sales penetration in the reseller market to a wide range of new as well as existing customers through targeted sales and marketing activities was the primary driver in delivering our better than expected results. We also continued to diversify our service provider base through new customers, including a new contract for our outsourced voice over broadband platform with a large Internet service provider located in the Middle East, following the successful completion of a live trial. We also added Velocity Services, Inc. (VSI), a premier affinity media and technology company, to our service provider customer base enabling VSI to offer deltathree powered private label VoIP solutions to their diverse customer base of leading brands."

"On the consumer VoIP front, our iConnectHere product continues to be recognized in the market for its excellence in technological advancement and application refinements, earning deltathree a 2005 `Product of the Year Award' from INTERNET TELEPHONY magazine. Our focus on new product innovations and application development for our customers has been critical to our success and we remain dedicated to deploying leading edge VoIP solutions. As we look ahead to 2006, we see many opportunities for continued growth with our significant financial achievements in the fourth quarter and full year 2005 serving as an excellent foundation for the future," continued Mr. Zimels.

Paul White, Chief Financial Officer of deltathree, stated, "Our ability to successfully execute our strategy is reflected in the strength of our fourth quarter and full year financial results. With quarterly year-over-year revenue growth of 46%, our financial performance translated into bottom line profitability and rising positive cash flow from operations. Gross margin for the full year rose to 37%, up from 35% in the full year 2004 period, based on a favorable product and service mix as well as leverage generated from our significant growth in revenue. During the quarter, deltathree strategically increased spending in the areas of sales, marketing and customer support to accommodate rising network traffic and increased new business activity. With several service provider trials currently underway we continue to see the strong potential of our service provider and reseller offerings across geographies and broadband delivery platforms. Overall, deltathree had an exceptional fourth quarter to finish a strong year with the achievement of a significant milestone
- overall profitability."

deltathree Financial Guidance

For the first quarter of 2006, deltathree forecasts quarterly net income within the range of $0.00 per share to $0.01 per share, excluding the impact of stock-based compensation expense. The Company expects to record stock-based compensation expense of between $0.00 to 0.01 per share related to the adoption of Financial Accounting Standard (FAS) No. 123R. deltathree expects sequential revenue growth for the first quarter of 2006 to be within the range of 6% to 12%, as compared to the $9.1 million in revenue reported for the fourth quarter of 2005.

Conference Call Details

The deltathree fourth quarter and full year 2005 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, February 15, 2006. Investors are invited to listen to the live call by dialing 1-877-209-0397 in the United States or by dialing 1-612-332-1213 when calling internationally. Investors worldwide can also listen to the call live via deltathree's Website, http://www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

About deltathree

Founded in 1996, deltathree is a leading provider of hosted, Session Initiation Protocol (SIP)-based VoIP products, services and infrastructure. deltathree offers customers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its three primary distribution channels: the Outsourced Platform Solution, the Reseller Program and iConnectHere. deltathree's customized Outsourced Platform Solution offers service providers worldwide a broad range of private label VoIP products such as PC-to-Phone and Broadband Phone, as well as a robust back-office suite of services such as billing, operations management, web development, and network management. Supporting a global network of resellers, deltathree's Reseller Program offers a quick and efficient solution for Internet cafes, call shops and small Internet service providers to enter the VoIP telecommunication services market. iConnectHere, deltathree's consumer division, provides award-winning VoIP products directly to consumers and small businesses online.

For more information about deltathree, visit our web site at http://www.deltathree.com

For more information about iConnectHere, visit our web site at http://www.iConnectHere.com

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: the inherent uncertainty of financial estimates and projections; the competitive environment of Internet telephony and deltathree's ability to compete effectively; deltathree's limited operating history; changes in the rates of all related telecommunications services; the level and rate of customer acceptance of new products and services; government regulation and legal uncertainties that may affect the Internet telephony industry; rapid technological changes; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:                    Media Relations Contact:
Erik Knettel                                   Adam Handelsman/Alysha Crouse
The Global Consulting Group                    5W Public Relations
(646) 284-9415                                 (212) 999-5585
eknettel@hfgcg.com                             ahandelsman@5wpr.com
                                               acrouse@5wpr.com

                                 (Tables follow)

                                DELTATHREE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                             As of           As of
                                                         December 31,    December 31,
                                                             2005            2004
                                                         ------------    ------------
                                                              ($ in thousands)
ASSETS
Current assets:
  Cash and cash equivalents ..........................   $      5,138    $      3,905
  Short-term investments .............................            473           2,723
  Accounts receivable, net ...........................            703             325
  Prepaid expenses and other current assets ..........            612             528
  Inventory ..........................................            242             193
                                                         ------------    ------------
    Total current assets .............................          7,168           7,674
                                                         ------------    ------------

                                                         ------------    ------------
Long-term investments ................................         10,100           9,850
                                                         ------------    ------------

                                                         ------------    ------------
Property and equipment, net ..........................          4,131           4,642
                                                         ------------    ------------
Deposits .............................................            105             107
                                                         ------------    ------------
    Total assets .....................................   $     21,504    $     22,273
                                                         ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable ...................................   $      3,904    $      3,657
  Deferred revenues ..................................            344             453
  Other current liabilities ..........................          1,540           2,034
                                                         ------------    ------------

    Total current liabilities ........................          5,788           6,144
                                                         ------------    ------------

Long-term liabilities:
  Severance pay obligations ..........................            155             104
                                                         ------------    ------------

    Total liabilities ................................          5,943           6,248
                                                         ------------    ------------

Stockholders' equity:
  Class A common stock, - par value $0.001 ...........             30              29
  Additional paid-in capital .........................        167,690         167,301
  Accumulated deficit ................................       (151,949)       (151,095)

Treasury stock at cost: 257,600 shares of class A
  common stock as of December 31, 2005 and
  December 31, 2004 ..................................           (210)           (210)
                                                         ------------    ------------

    Total stockholders' equity .......................         15,561          16,025
                                                         ------------    ------------

    Total liabilities and stockholders' equity .......   $     21,504    $     22,273
                                                         ============    ============

                                DELTATHREE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Three Months Ended                  Year Ended
                                                          December 31,                    December 31,
                                                  ----------------------------    ----------------------------
                                                      2005            2004            2005            2004
                                                  ------------    ------------    ------------    ------------
                                                               ($ in thousands, except share data)

Revenues ......................................   $      9,078    $      6,232    $     29,714    $     21,069

Costs and operating expenses:
  Cost of revenues ............................          5,825           4,070          18,698          13,791
  Research and development expenses ...........            875             689           3,228           2,531
  Selling and marketing expenses ..............          1,263             912           4,173           3,274
  General and administrative expenses .........            824             549           2,912           2,186
  Depreciation and amortization ...............            385             656           1,931           2,739
                                                  ------------    ------------    ------------    ------------

    Total costs and operating expenses ........          9,172           6,876          30,942          24,521
                                                  ------------    ------------    ------------    ------------

Loss from operations ..........................            (94)           (644)         (1,228)         (3,452)
Interest income, net ..........................            116              53             418             269
                                                  ------------    ------------    ------------    ------------
Net income (loss) before taxes ................             22            (591)           (810)         (3,183)
Income taxes ..................................             --              10              44              66
                                                  ------------    ------------    ------------    ------------
Net income (loss) .............................   $         22    $       (601)   $       (854)   $     (3,249)
                                                  ============    ============    ============    ============

Net income (loss) per share - basic and diluted   $       0.00    $      (0.02)   $      (0.03)   $      (0.11)
                                                  ============    ============    ============    ============

Weighted average shares outstanding -
  basic and diluted (number of shares) ........     29,726,732      29,346,971      29,671,820      29,315,857
                                                  ============    ============    ============    ============

                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

                                                  Three Months Ended                   Year Ended
                                                     December 31,                     December 31,
                                             ----------------------------    ----------------------------
                                                 2005            2004            2005            2004
                                             ------------    ------------    ------------    ------------
                                                         ($ in thousands, except share data)
Net profit  (loss) in  accordance  with
  generally accepted accounting principles   $         22    $       (601)   $       (854)   $     (3,249)

Add/(less):
  Depreciation and amortization ..........            385             656           1,931           2,739
  Income taxes ...........................             --              10              44              66
  Interest Income, net ...................           (116)            (53)           (418)           (269)
                                             ------------    ------------    ------------    ------------

EBITDA* ..................................   $        291    $         12    $        703    $       (713)
                                             ------------    ------------    ------------    ------------
EBITDA per share - basic and diluted .....   $       0.01    $       0.00    $       0.02    $      (0.02)
                                             ------------    ------------    ------------    ------------

Weighted average shares outstanding -
  basic and diluted (number of shares) ...     29,726,732      29,346,971      29,671,820      29,315,857
                                             ============    ============    ============    ============

* earnings before interest, taxes, depreciation and amortization